UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2009

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.	Other Events.

On June 25, 2009, the staff of the U.S. Securities and Exchange Commission provided State Street Bank and Trust Company, State Street Corporation’s principal subsidiary, with a “Wells” notice. The notice relates to an ongoing SEC investigation into disclosures and management by State Street Global Advisors of certain active fixed-income strategies during 2007 and prior periods. The Wells notice informs State Street that the SEC staff intends to ask the SEC Commissioners for permission to bring a civil enforcement action for possible violations of the securities laws. State Street has been cooperating with the SEC in this inquiry and continues to cooperate with the Massachusetts Secretary of State, the Massachusetts Attorney General and other regulators in their related inquiries. Under the process established by the SEC, State Street will have an opportunity to present its perspective on these issues before any formal decision is made on an enforcement proceeding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ David C. Phelan
Name:	David C. Phelan
Title:	Executive Vice President and General Counsel

Date: June 29, 2009

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